Exhibit 99.1

Worksport (NASDAQ: WKSP) Announces $1.20 per Share Direct Investment at 100%

Premium to Market; Institutional Investor Signals Interest in up to $10 Million

Major Investor Completes a Direct Investment priced at $1.20 per share - a Premium of More

Than 100% to Recent Trading Levels

The Investor has also expressed interest in evaluating up to $10 million in potential additional financing as Worksport advances its 2026 growth plan.

West Seneca, New York, June 18, 2026 — Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S.-based innovator and manufacturer of hybrid and clean energy solutions primarily for the light truck, overlanding, and global consumer goods markets, today announced a premium-priced direct investment from a specialized private investment firm based in Jericho, New York.

The direct investment was priced at $1.20 per unit (each unit consisting of one share of common stock and one warrant), representing approximately a 100% premium to Worksport’s recent trading price of $0.5983, underscoring the investor’s confidence in the Company’s outlook and long-term growth potential. The financing also includes warrants exercisable at $1.50 per share, further aligning the transaction with potential future upside in Worksport’s common stock.

The investor has also expressed interest in evaluating additional financing transactions with Worksport of up to $10 million, subject to market conditions, available registration capacity, regulatory requirements, definitive documentation, and Company approval. There can be no assurance that any additional financing will be completed, and any such transaction would be subject to negotiation and execution of definitive agreements on terms acceptable to both parties.

Premium-Priced Capital Reflects Outside Confidence During a Key Execution Year

Worksport believes the structure of this investment is notable because it was priced at a substantial premium to the Company’s recent market price. Management views the premium pricing, warrant structure, and additional financing interest as a constructive signal as Worksport continues executing against its 2026 commercial growth plan.

The investment was completed through a registered direct offering pursuant to the Company’s effective shelf registration statement on Form S-3. The initial investment amount was $250,000. D. Boral Capital LLC acted as exclusive placement agent for the offering. Investors may review the terms and conditions of the offering and the warrants in the Company’s Current Report on Form 8-K to be filed with the SEC.

Financing Interest Follows Expanding Commercial Momentum

This announcement follows several recent Worksport milestones. The Company reported Q1 2026 net sales of $3.3 million, up 47.9% year over year, and gross profit of approximately $854,000, up 115.5% year over year, with gross margin improving to 26%. Worksport has also reiterated its target of reaching initial operational cash-flow positivity within 2026, driven by a quarterly revenue goal of $9M with 35% gross margins.

Worksport’s recent growth plan is supported by several active business drivers, including expanded tonneau cover sales, the launch of the Company’s new Nexus tonneau cover, early commercialization of SOLIS and COR, and broader B2B and B2C distribution growth. The Company also recently announced a distribution relationship with Tri-State Enterprises, projected by Worksport to become a seven-figure annual account.

In addition to its core tonneau and clean-energy product strategy, Worksport recently announced that its subsidiary, Terravis Energy, secured a newly issued U.S. patent for its ZeroFrost™ heat-pump technology. Management believes this patent strengthens the Company’s long-term intellectual property position while preserving potential upside beyond Worksport’s core 2026 revenue drivers.

CEO Commentary

“We believe this premium-priced investment sends an important message at a pivotal time for Worksport,” said Steven Rossi, Founder and Chief Executive Officer of Worksport. “Our shares have been trading at levels that we believe do not reflect the commercial progress, product portfolio, manufacturing platform, and revenue trajectory we are building. A direct investment priced at $1.20 per share, paired with $1.50 warrants and interest in evaluating up to $10 million in total financing, represents a strong vote of confidence in our direction.”

Mr. Rossi continued, “The dollar amount of this initial investment is not the headline. The headline is that Worksport secured capital at a substantial premium to the market while continuing to attract interest from investors who recognize the scale of the opportunity ahead. We are focused on converting our inventory, expanding distribution, increasing sales velocity, launching high-margin products, and executing toward operational cash flow positivity. Our objective remains clear: build a stronger company, create long-term shareholder value, and position Worksport for sustained growth.”

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Contacts

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 ext. 128

W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

Connect with Worksport Chief Executive Officer, Steven Rossi

Steven Rossi X (Twitter)

Steven Rossi LinkedIn

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, portable power systems, and clean heating & cooling solutions. Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the electric vehicle (EV) sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and Cold-Climate Heat Pump (CCHP) technology. Terravis Energy’s website is terravisenergy.com.

Connect with Worksport

Please follow the Company’s social media accounts on X (previously Twitter), Facebook, LinkedIn, YouTube, and Instagram, the links of which are links to external third-party websites, as well as sign up for the Company’s newsletters at investors.worksport.com.

Social Media Disclaimer

The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company. Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media. The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “scheduled,” “expect,” “future,” “intend,” “plan,” “project,” “envisioned,” “should,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial situation may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; (iv) competition from other producers of similar products; and (v) with respect to any potential additional financing transactions, there can be no assurance that any such transactions will be consummated, and any such transactions would be subject to, among other things, market conditions, available shelf registration capacity, applicable regulatory requirements (including Nasdaq listing rules), negotiation and execution of definitive documentation on mutually acceptable terms, and approval by the Company’s Board of Directors. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including, without limitation, our latest Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.